Exhibit (21)
                                                                    ------------


                         2003 ANNUAL REPORT ON FORM 10-K
                         -------------------------------

                           SUBSIDIARIES OF THE COMPANY
                           ---------------------------

All of the Registrant's subsidiaries as of September 30, 2003, are listed below. Subsidiaries of a subsidiary are indented. All subsidiaries are included in the consolidated financial statements of the Registrant.

                                                State Or          Percentage of
                                             Jurisdiction of         Voting
                                              Organization      Securities Owned
                                            -----------------   ----------------

Dixon Ticonderoga, Inc.                            Canada             100%

   Grupo Dixon, S.A. de C.V.  (50.1%
   Subsidiary of Dixon Ticonderoga, Inc.)          Mexico              97%

      Dixon Ticonderoga de Mexico, S.A. de
      C.V.  (Subsidiary of Grupo Dixon, S.A.       Mexico             100%
      de C.V.)

      Dixon Comercializadora Dixon, S.A. de
      C.V. (Subsidiary of Grupo Dixon, S.A.        Mexico             100%
      de C.V.)

      Servidix, S.A. de C.V.  (Subsidiary of
      Grupo Dixon, S.A. de C.V.)                   Mexico             100%

Dixon Industrial Mexico, S.A. de C.V. (a)          Mexico             100%

Beijing Dixon Ticonderoga Stationery               China              100%
Company, Ltd.

Ticonderoga Graphite, Inc. (a)                    New York            100%

Dixon Europe, Limited                          United Kingdom         100%



(a)  Inactive